EXHIBIT 5

LUSE GORMAN, PC
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015
_________________________

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

June 17, 2019

Board of Directors
Esquire Financial Holdings, Inc.
100 Jericho Quadrangle, Suite 100
Jericho, New York 11753

Re:	Esquire Financial Holdings, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested the opinion of this firm as to certain matters in connection with the registration of 300,000 shares of common stock, par value $0.01 per share (the “Shares”), of Esquire Financial Holdings, Inc. (the “Company”), to be issued pursuant to the Esquire Financial Holdings, Inc. 2019 Equity Incentive Plan (the “Equity Plan”).

In rendering the opinion expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction of the following: (i) the Company’s Registration Statement on Form S-8 (the “Form S-8”) to be filed with the Securities Exchange Commission (the “Commission”) under the Securities Act, on the date hereof; (ii) the Certificate of Incorporation of the Company, as amended to date and currently in effect; (iii) the By-Laws of the Company, as amended to date an currently in effect, (iv) the Equity Plan, (iv) certain resolutions of the board of directors of the Company relating to the approval of the Equity Plan, the filing of the Registration Statement and certain related matters; and (v) applicable statutes and regulations governing the Company.  We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

Based on the foregoing, we are of the following opinion:

Following the effectiveness of the Form S-8, the Shares, when issued in accordance with the terms and conditions of Equity Plan, will be legally issued, fully paid and non-assessable.

Following the effectiveness of the Form S-8, the Shares, when issued in accordance with the terms and conditions of the Equity Plan, will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm.

Very truly yours,

/s/ Luse Gorman, PC
LUSE GORMAN, PC